SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 1, 2008
EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 1, 2008, EPIX Pharmaceuticals, Inc. (the “Company”) entered into a Research, Development and Commercialization Agreement (the “Agreement”) with Cystic Fibrosis Foundation Therapeutics, Inc. (“CFFT”), the drug discovery and development affiliate of the Cystic Fibrosis Foundation. The Agreement provides for the continuation of the first research program initiated under a prior Research, Development and Commercialization Agreement between the Company and CFFT dated March 7, 2005, as amended. Under the Agreement, the Company will conduct additional research activities aimed at developing a compound to correct a malfunction of the cystic fibrosis transmembrane conductance regulator protein. CFFT will make payments of up to $30.7 million under the Agreement. The Company may also be eligible to receive up to an additional $7.0 million for the achievement of certain development milestones.
     Upon commercialization by the Company of a product developed under the Agreement, the Company will owe tiered royalties to CFFT based on net sales by the Company of such product. In addition, the Company will owe payments to CFFT if the Company outlicenses a product developed under the Agreement.
     The research program is scheduled to conclude on April 1, 2017, but can be extended for up to three additional years if the Company is conducting a certain clinical trial, or by agreement of the parties. The Agreement terminates at such time when there are no longer any royalty payment obligations owing under the Agreement. Upon an earlier termination of the Agreement by either party, depending upon the circumstances, the parties have varying rights and obligations with respect to intellectual property rights and payment obligations.

Item 7.01	Regulation FD Disclosure.
     On April 7, 2008, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:

99.1	Press Release issued by the registrant on April 7, 2008, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
April 7, 2008	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on April 7, 2008, furnished herewith.